Tompkins Financial Corporation 8-K

EXHIBIT 99.1

For more information contact:

Stephen S. Romaine, President & CEO

Francis M. Fetsko, Executive VP, CFO & COO

Tompkins Financial Corporation (888)503-5753

For Immediate Release

Friday, January 27, 2017

Tompkins Financial Corporation Reports Record Fourth Quarter and Full Year Earnings

ITHACA, NY – Tompkins Financial Corporation (NYSEMKT:TMP)

Tompkins Financial Corporation reported record diluted earnings per share of $0.99 for the fourth quarter of 2016, a 7.6% increase from the $0.92 reported in the fourth quarter of 2015. Net income for the fourth quarter of 2016 was $15.1 million, up 9.1% compared to the $13.9 million reported for the same period in 2015.

President and CEO, Stephen S. Romaine said "We are very pleased to end 2016 with the best fourth quarter in our Company’s long history. Fourth quarter performance reflects the ongoing success of our business development efforts that have produced solid growth in net loan and deposit balances, which are up 12.9% and 5.2%, respectively over 2015. Growth in these key balance sheet categories gives us very good momentum as we head into 2017.”

Full year results reflect the best earnings per share in Company history. For the year ended December 31, 2016, diluted earnings per share were $3.91, an increase of 1.0%, over the $3.87 per share reported in 2015. The record results for 2016 are especially noteworthy given that results for 2015 included a non-recurring curtailment gain of $3.6 million after tax ($0.24 per share) related to changes to the Company’s pension plan, which was recognized in the second quarter of 2015. Refer to the table of “NON-GAAP MEASURES” included in this press release for additional details. Full year and quarterly results for 2016 reflect the impact of the early adoption of Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting, which is more fully described in Footnote 10 of this press release.

Selected highlights for fourth quarter:

•	Net interest income of $46.4 million for the current quarter was up 6.8% compared to the fourth quarter of 2015

•	Total loans of $4.3 billion at year end 2016 were up 12.9% over year end 2015

•	Noninterest bearing deposit balances of $1.2 billion at year end 2016 are up 8.6% over year end 2015

•	Nonperforming assets of $22.6 million at year end 2016, though up $3.3 million from the most recent prior quarter, reflect a decrease of 7.8% from year end 2015.

•	During the quarter, the Company announced that it will redeem approximately $20.5 million of 7% Fixed Rate Trust Preferred securities, effective January 31, 2017. For purposes of calculating regulatory capital, these securities were not included as part of Tier 1 capital at year end 2016.

NET INTEREST INCOME

Net interest income of $46.4 million for the fourth quarter of 2016 increased by $2.9 million, or 6.8% compared to the same period in 2015. For the full year, net interest income was $180.6 million, up $12.3 million, or 7.3% from the same period in 2015.

Growth in net interest income was largely driven by $447.7 million of growth in average total loans since the fourth quarter of 2015, an increase of 12.1%. The loan growth was supported, in part, by a $212.7 million increase in average total deposits over the same period. The net interest margin was 3.30% in the fourth quarter, down from 3.31% for the most recent prior quarter, and 3.35% for the same quarter last year.

NONINTEREST INCOME

Noninterest income was $16.3 million for the fourth quarter of 2016, and was down $1.6 million or 8.9% compared to the same period in 2015. For the full year, noninterest income of $68.8 million is down from $71.9 million reported for 2015. Prior year-to-date results included net gains on the sale of other real estate owned of $946,000, which were higher by $860,000, when compared to the current year-to-date period. Fee based revenue for 2016 (including insurance, wealth management, and banking related fees), was relatively flat compared to the prior year.

NONINTEREST EXPENSE

Noninterest expense was $39.4 million for the fourth quarter of 2016, approximately flat, when compared to that same quarter in 2015. For the full year, noninterest expenses were $158.6 million in 2016, up $8.7 million, or 5.8% over 2015. The current full year results included $313,000 of expense related to the early termination of an FDIC loss share agreement, which was recognized in the third quarter of 2016; and $546,000 of deconversion expenses related to a core system conversion planned for 2017. The deconversion expenses include $306,000 of expenses that were recognized in the fourth quarter of 2016. Prior year noninterest expenses benefited from a $6.0 million (pretax) non-recurring curtailment gain (recognized in the second quarter of 2015) related to a change in the Company’s defined benefit pension plan.

ASSET QUALITY

Asset quality trends remained strong in the fourth quarter of 2016. Nonperforming assets were down $1.9 million or 7.8% compared to the fourth quarter in 2015; though they were up $3.3 million or 17.0% from the most recent prior quarter. Nonperforming assets represented 0.36% of total assets at December 31, 2016, compared to 0.32% at September 30, 2016, and 0.43% at December 31, 2015. Nonperforming asset levels continue to be well below the most recent Federal Reserve Board Peer Group Average1 of 0.77%.

The provision for loan and lease losses was $1.7 million for the fourth quarter of 2016, up from $1.5 million in the fourth quarter of 2015. Full year provision expense was $4.3 million in 2016, up from $2.9 million in 2015. The year-over-year increase in provision expense is primarily due to loan growth, as well as higher net recoveries in the prior period. Net charge-offs for 2016 were $571,000 compared to net recoveries of $62,000 reported in 2015.

The Company’s allowance for originated loan and lease losses totaled $35.6 million at December 31, 2016, and represented 0.92% of total originated loans and leases at December 31, 2016, compared to 0.95% at December 31, 2015. The total allowance represented 165.0% of total nonperforming loans and leases at December 31, 2016, up from 146.7% at December 31, 2015.

CAPITAL POSITION

Capital ratios remain well above the regulatory well capitalized minimums. The ratio Tier 1 capital to average assets of 8.41% at December 31, 2016, compared to 8.82% reported for December 31, 2015. Total capital to risk-weighted assets at December 31, 2016 was 12.22%, compared to 13.03% reported at December 31, 2015. Contributing to the decline in capital levels in the fourth quarter of 2016 was the exclusion from Tier I capital of $20.5 million in 7% Fixed Rate Trust preferred securities, which the Company plans to redeem in January 2017.

ABOUT TOMPKINS FINANCIAL CORPORATION

Tompkins Financial Corporation is a financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Trust Company, Tompkins Bank of Castile, Tompkins Mahopac Bank, Tompkins VIST Bank, Tompkins Insurance Agencies, Inc., and offers wealth management services through Tompkins Financial Advisors. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform of 1995:

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risks, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.

TOMPKINS FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION

(In thousands, except share and per share data) (Unaudited)	As of	As of
ASSETS	12/31/2016	12/31/2015

Cash and noninterest bearing balances due from banks	$62,074	$56,261
Interest bearing balances due from banks	1,880	1,996
Cash and Cash Equivalents	63,954	58,257

Trading securities, at fair value	0	7,368
Available-for-sale securities, at fair value (amortized cost of $1,352,845 at December 31,
2016 and $1,390,255 at December 31, 2015)	1,429,538	1,385,684
Held-to-maturity securities, at amortized cost (fair value of $151,626 at December 31, 2016
and $146,686 at December 31, 2015)	142,119	146,071
Originated loans and leases, net of unearned income and deferred costs and fees (2)	3,863,922	3,310,768
Acquired loans (3)	394,111	461,274
Less: Allowance for loan and lease losses	35,755	32,004
Net Loans and Leases	4,222,278	3,740,038

Federal Home Loan Bank and other stock	43,133	29,969
Bank premises and equipment, net	70,016	60,331
Corporate owned life insurance	77,905	75,792
Goodwill	92,623	91,792
Other intangible assets, net	11,349	12,448
Accrued interest and other assets	83,841	82,245
Total Assets	$6,236,756	$5,689,995

LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	2,518,318	2,401,519
Time	870,788	855,133
Noninterest bearing	1,236,033	1,138,654
Total Deposits	4,625,139	4,395,306

Federal funds purchased and securities sold under agreements to repurchase	69,062	136,513
Other borrowings	884,815	536,285
Trust preferred debentures	37,681	37,509
Other liabilities	70,654	67,916
Total Liabilities	$5,687,351	$5,173,529

EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued:
15,171,816 at December 31, 2016; and 15,015,594 at December 31, 2015	1,517	1,502
Additional paid-in capital	357,414	350,823
Retained earnings	230,182	197,445
Accumulated other comprehensive loss	(37,109)	(31,001)
Treasury stock, at cost – 117,997 shares at December 31, 2016, and 116,126 shares
at December 31, 2015	(4,051)	(3,755)

Total Tompkins Financial Corporation Shareholders’ Equity	547,953	515,014
Noncontrolling interests	1,452	1,452
Total Equity	$549,405	$516,466
Total Liabilities and Equity	$6,236,756	$5,689,995

TOMPKINS FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
(In thousands, except per share data) (Unaudited)	12/31/2016	12/31/2015	12/31/2016	12/31/2015
INTEREST AND DIVIDEND INCOME
Loans	$44,252	$39,966	$169,630	$154,636
Due from banks	1	1	6	4
Trading securities	0	82	220	352
Available-for-sale securities	6,348	7,306	27,846	29,525
Held-to-maturity securities	891	915	3,603	3,100
Federal Home Loan Bank and other stock	444	295	1,434	1,129
Total Interest and Dividend Income	51,936	48,565	202,739	188,746
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	440	309	1,654	1,367
Other deposits	2,295	2,247	9,059	9,084
Federal funds purchased and securities sold under agreements to
repurchase	288	689	2,228	2,709
Trust preferred debentures	607	582	2,390	2,308
Other borrowings	1,932	1,301	6,772	4,897
Total Interest Expense	5,562	5,128	22,103	20,365
Net Interest Income	46,374	43,437	180,636	168,381
Less: Provision for loan and lease losses	1,706	1,533	4,321	2,945
Net Interest Income After Provision for Loan and Lease Losses	44,668	41,904	176,315	165,436
NONINTEREST INCOME
Insurance commissions and fees	6,684	6,945	29,492	29,286
Investment services income	3,848	3,898	15,203	15,416
Service charges on deposit accounts	2,234	2,513	8,793	9,325
Card services income	2,078	1,993	8,058	7,837
Mark-to-market loss on trading securities	0	(89)	(182)	(295)
Mark-to-market gain on liabilities held at fair value	0	159	227	385
Other income	1,472	2,488	6,291	8,878
Gain on sale of available-for-sale securities	0	3	926	1,108
Total Noninterest Income	16,316	17,910	68,808	71,940
NONINTEREST EXPENSE
Salaries and wages	18,827	18,388	76,950	72,707
Pension and other employee benefits	5,061	5,182	20,496	16,025
Net occupancy expense of premises	3,328	3,009	12,521	12,312
Furniture and fixture expense	1,477	1,681	6,450	6,146
FDIC insurance	636	774	3,024	2,992
Amortization of intangible assets	518	510	2,090	2,013
Other operating expense	9,542	9,826	37,076	37,667
Total Noninterest Expenses	39,389	39,370	158,607	149,862
Income Before Income Tax Expense	21,595	20,444	86,516	87,514
Income Tax Expense	6,444	6,557	27,045	28,962
Net Income attributable to Noncontrolling Interests and Tompkins Financial Corporation	15,151	13,887	59,471	58,552
Less: Net income attributable to noncontrolling interests	33	33	131	131
Net Income Attributable to Tompkins Financial Corporation	$15,118	$13,854	$59,340	$58,421
Basic Earnings Per Share	$1.00	$0.93	$3.94	$3.91
Diluted Earnings Per Share	$0.99	$0.92	$3.91	$3.87

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)

	Quarter Ended			Year to Date Period Ended			Year to Date Period Ended
	December 31, 2016			December 31, 2016			December 31, 2015
	Average			Average			Average
	Balance		Average	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/Rate	(YTD)	Interest	Yield/Rate	(YTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$2,172	$1	0.37%	$2,019	$6	0.30%	$1,812	$4	0.22%
Securities (4)
U.S. Government securities	1,433,303	6,711	1.86%	1,443,894	29,318	2.03%	1,441,420	30,500	2.12%
Trading securities	-	-	0.00%	4,893	220	4.50%	8,231	352	4.28%
State and municipal (5)	98,029	821	3.33%	97,937	3,309	3.38%	88,504	3,308	3.74%
Other securities (5)	3,622	31	3.40%	3,645	123	3.37%	3,785	121	3.20%
Total securities	1,534,954	7,563	1.96%	1,550,369	32,970	2.13%	1,541,940	34,281	2.22%
FHLBNY and FRB stock	34,792	444	5.08%	32,528	1,434	4.41%	24,046	1,129	4.70%

Total loans and leases, net of unearned income (5)(6)	4,135,203	44,959	4.32%	3,957,221	172,443	4.36%	3,531,945	157,222	4.45%
Total interest-earning assets	5,707,121	52,967	3.69%	5,542,137	206,853	3.73%	5,099,743	192,636	3.78%

Other assets	367,852			355,943			355,471

Total assets	6,074,973			5,898,080			5,455,214

LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	2,573,237	1,049	0.16%	2,529,009	4,008	0.16%	2,363,087	3,821	0.16%
Time deposits	855,651	1,686	0.78%	871,595	6,705	0.77%	895,391	6,630	0.74%
Total interest-bearing deposits	3,428,888	2,735	0.32%	3,400,604	10,713	0.32%	3,258,478	10,451	0.32%

Federal funds purchased & securities sold under
agreements to repurchase	74,107	288	1.55%	99,622	2,228	2.24%	137,917	2,709	1.96%
Other borrowings	696,479	1,932	1.10%	616,560	6,772	1.10%	417,737	4,897	1.17%
Trust preferred debentures	37,652	607	6.42%	37,588	2,390	6.36%	37,417	2,308	6.17%
Total interest-bearing liabilities	4,237,126	5,562	0.52%	4,154,374	22,103	0.53%	3,851,549	20,365	0.53%

Noninterest bearing deposits	1,211,707			1,130,406			1,029,545
Accrued expenses and other liabilities	67,034			66,243			66,366
Total liabilities	5,515,867			5,351,023			4,947,460

Tompkins Financial Corporation Shareholders’ equity	557,563			545,545			506,243
Noncontrolling interest	1,543			1,512			1,511
Total equity	559,106			547,057			507,754

Total liabilities and equity	$6,074,973			$5,898,080			$5,455,214
Interest rate spread			3.17%			3.20%			3.25%
Net interest income/margin on earning assets		47,405	3.30%		184,750	3.33%		172,271	3.38%

Tax Equivalent Adjustment		(1,031)			(4,114)			(3,890)

Net interest income per consolidated financial statements		$46,374			$180,636			$168,381

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)	Quarter-Ended					Year-Ended
	Dec-16	Sep-16	Jun-16	Mar-16	Dec-15	Dec-16

Period End Balance Sheet
Securities	$1,571,657	$1,515,761	$1,564,080	$1,583,742	$1,539,123	$1,571,657
Originated loans and leases, net of unearned income and deferred costs and fees (2)	3,863,922	3,672,539	3,551,628	3,370,791	3,310,768	3,863,922
Acquired loans and leases (3)	394,111	417,008	426,485	450,122	461,274	394,111
Allowance for loan and lease losses	35,755	34,112	33,125	32,530	32,004	35,755
Total assets	6,236,756	6,102,215	5,924,906	5,764,971	5,689,995	6,236,756
Total deposits	4,625,139	4,690,300	4,469,721	4,555,228	4,395,306	4,625,139
Federal funds purchased and securities sold under agreements to repurchase	69,062	77,218	97,180	116,551	136,513	69,062
Other borrowings	884,815	671,000	700,026	455,341	536,285	884,815
Trust preferred debentures	37,681	37,638	37,595	37,552	37,509	37,681
Total common equity	547,953	559,640	552,918	538,408	515,014	547,953
Total equity	549,405	561,190	554,435	539,893	516,466	549,405

Average Balance Sheet
Average earning assets	$5,707,121	$5,577,885	$5,492,913	$5,388,420	$5,260,979	$5,542,137
Average assets	6,074,973	5,942,260	5,842,387	5,730,271	5,624,351	5,898,080
Average interest-bearing liabilities	4,237,126	4,168,879	4,143,031	4,067,385	3,930,707	4,154,374
Average equity	559,106	557,281	543,283	528,314	518,529	547,057

Share data
Weighted average shares outstanding (basic)	14,862,189	14,829,222	14,798,515	14,760,276	14,719,394	14,812,712
Weighted average shares outstanding (diluted) (10)	15,014,221	14,965,233	14,917,206	14,847,616	14,869,103	14,936,231
Period-end shares outstanding	15,135,906	15,055,954	15,035,369	15,023,776	14,979,684	15,135,906
Common equity book value per share	$36.20	$37.17	$36.77	$35.84	$34.38	$36.20
Tangible book value per share (Non-GAAP)	$29.38	$30.28	$29.82	$28.85	$27.48	$29.38

Income Statement
Net interest income	$46,374	$45,317	$44,907	$44,038	$43,437	$180,636
Provision for loan/lease losses	1,706	782	978	855	1,533	4,321
Noninterest income	16,316	17,905	17,084	17,503	17,910	68,808
Noninterest expense	39,389	40,324	39,388	39,506	39,370	158,607
Income tax expense (10)	6,444	6,945	6,760	6,896	6,557	27,045
Net income attributable to Tompkins Financial Corporation (10)	15,118	15,138	14,833	14,251	13,854	59,340
Noncontrolling interests	33	33	32	33	33	131
Basic earnings per share (8) (10)	$1.00	$1.01	$0.99	$0.95	$0.93	$3.94
Diluted earnings per share (8) (10)	$0.99	$1.00	$0.98	$0.94	$0.92	$3.91

Nonperforming Assets
Originated nonaccrual loans and leases	$14,300	$11,554	$11,008	$12,671	$13,506	$14,300
Acquired nonaccrual loans and leases	4,741	4,559	4,831	4,145	4,331	4,741
Originated loans and leases 90 days past due and accruing	0	35	89	57	58	0
Troubled debt restructurings not included above	2,631	2,148	2,172	3,862	3,915	2,631
Total nonperforming loans and leases	21,672	18,296	18,100	20,735	21,810	21,672
OREO	908	1,008	1,001	1,865	2,692	908
Total nonperforming assets	$22,580	$19,304	$19,101	$22,600	$24,502	$22,580

Tompkins Financial Corporation - Summary Financial Data (Unaudited) – continued
	Quarter-Ended					Year-Ended
Delinquency - Originated loan and lease portfolio	Dec-16	Sep-16	Jun-16	Mar-16	Dec-15	Dec-16
Loans and leases 30-89 days past due and
accruing (2)	$6,694	$4,551	$4,464	$2,519	$3,280	$6,694
Loans and leases 90 days past due and accruing (2)	0	35	89	57	58	0
Total originated loans and leases past due and accruing (2)	6,694	4,586	4,553	2,576	3,338	6,694

Delinquency - Acquired loan and lease portfolio
Loans 30-89 days past due and accruing (3)(7)	$2,553	$1,069	$1,750	$1,039	$1,209	$2,553
Loans 90 days or more past due	2,557	2,555	1,861	1,915	2,515	2,557
Total acquired loans and leases past due and accruing	5,110	3,624	3,611	2,954	3,724	5,110
Total loans and leases past due and accruing	$11,804	$8,210	$8,164	$5,530	$7,062	$11,804

Allowance for Loan Losses - Originated loan and lease portfolio
Balance at beginning of period	$33,956	$32,968	$31,981	$31,312	$30,450	$31,312
Provision for loan and lease losses	1,419	868	978	872	1,185	4,137
Net loan and lease (recoveries) charge-offs	(223)	(120)	(9)	203	323	(149)
Allowance for loan and lease losses (originated
loan portfolio) - balance at end of period	$35,598	$33,956	$32,968	$31,968	$31,312	$35,598

Allowance for Loan Losses - Acquired loan and lease portfolio
Balance at beginning of period	$156	$157	$549	$692	$515	$692
Provision (credit) for loan and lease losses	287	(86)	0	(17)	348	184
Net loan and lease (recoveries) charge-offs	286	(85)	392	126	171	719
Allowance for loan and lease losses (acquired
loan portfolio) - balance at end of period	157	156	157	549	692	157

Total allowance for loan and lease losses	$35,755	$34,112	$33,125	$32,530	$32,004	$35,755

Loan Classification - Originated Portfolio
Special Mention	$20,485	$27,215	$20,639	$20,388	$19,657	$20,485
Substandard	20,316	18,121	16,462	18,026	18,186	20,316
Loan Classification - Acquired Portfolio
Special Mention	526	540	550	534	540	526
Substandard	13,141	14,000	13,975	17,445	17,007	13,141
Loan Classifications - Total Portfolio
Special Mention	21,011	27,755	21,189	20,922	20,197	21,011
Substandard	33,457	32,121	30,437	35,471	35,193	33,457

Tompkins Financial Corporation - Summary Financial Data (Unaudited) – continued

RATIO ANALYSIS	Quarter-Ended					Year-Ended
Credit Quality	Dec-16	Sep-16	Jun-16	Mar-16	Dec-15	Dec-16
Nonperforming loans and leases/total loans and leases (7)	0.51%	0.45%	0.45%	0.54%	0.58%	0.51%
Nonperforming assets/total assets	0.36%	0.32%	0.32%	0.39%	0.43%	0.36%
Allowance for originated loan and lease losses/total originated loans and leases	0.92%	0.92%	0.93%	0.95%	0.95%	0.92%
Allowance/nonperforming loans and leases	164.98%	186.45%	183.01%	156.88%	146.74%	164.98%
Net loan and lease losses (recoveries) annualized/total average loans and leases	0.01%	(0.02%)	0.04%	0.03%	0.05%	0.01%

Capital Adequacy (period-end)
Tier 1 capital / average assets *	8.41%	8.83%	8.79%	8.79%	8.82%	8.41%
Total capital / risk-weighted assets *	12.22%	12.97%	12.95%	13.18%	13.03%	12.22%

Profitability
Return on average assets * (10)	0.99%	1.01%	1.02%	1.00%	0.98%	1.01%
Return on average equity * (10)	10.76%	10.81%	10.98%	10.85%	10.63%	10.85%
Net interest margin (TE) *	3.30%	3.31%	3.36%	3.36%	3.35%	3.33%
* Quarterly ratios have been annualized

NON-GAAP MEASURES

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. See "Tompkins Financial Corporation - Summary Financial Data (Unaudited)" tables for Non-GAAP related calculations.

Non-GAAP Disclosure - Tangible Book Value Per Share
	Quarter-Ended					Year-Ended
	Dec-16	Sep-16	Jun-16	Mar-16	Dec-15	Dec-16
Total common equity	$547,953	$559,640	$552,918	$538,408	$515,014	$547,953
Less: Goodwill and intangibles (9)	103,214	103,732	104,636	104,987	103,347	103,214
Tangible common equity	444,739	455,908	448,282	433,421	411,667	444,739
Ending shares outstanding	15,135,906	15,055,954	15,035,369	15,023,776	14,979,684	15,135,906
Tangible book value per share (Non-GAAP)	$29.38	$30.28	$29.82	$28.85	$27.48	$29.38

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

Non-GAAP Disclosure - YTD adjusted diluted earnings per share
	Dec-16	Dec-15
Net income available to common shareholders	$59,340	$58,421
Less: Dividends and undistributed earnings allocated to unvested restricted stock awards	912	834
Adjusted net income available to common shareholders	58,428	57,587
Gain on pension plan curtailment (net of tax)	0	(3,602)
Net operating income (Non-GAAP)	58,428	53,985
Weighted average shares outstanding (diluted)	14,936,231	14,863,026
Adjusted diluted earnings per share (Non-GAAP)	$3.91	$3.63

(1) Federal Reserve peer ratio as of September 30, 2016, includes banks and bank holding companies with consolidated assets between $3 billion and $10 billion.
(2) "Originated" equals loans and leases not included by definition in "acquired loans".
(3)"Acquired Loans and Leases" equals loans and leases acquired at fair value, accounted for in accordance with FASB ASC Topic 805.
(4) Average balances and yields on available-for-sale securities are based on historical amortized cost.
(5) Interest income includes the tax effects of taxable-equivalent basis.
(6) Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2015.
(7) Certain acquired loans and leases that are past due are not on nonaccrual and are not included in nonperforming loans. The risk of credit loss on these loans has been considered by virtue of the Corporation's estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows.
(8)Earnings per share year-to-date may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.
(9) "Goodwill and intangibles" equal Total Intangible Assets less Mortgage Servicing Rights in the above tables.
(10) The third quarter, second quarter, and first quarter of 2016 information is revised to reflect the impact of the early adoption of ASU 2016-09, "Improvements to Employee Share-Based Payment Accounting". The early adoption resulted in $847,000, $274,000, $262,000, and $71,000 of excess benefits recognized within "income tax expense" during the three months ended December 31, September 30, June 30, and March 31, 2016, respectively.